Exhibit 24.1


                        RESIDENTIAL ACCREDIT LOANS, INC.


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints [Diane S. Wold] as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Accredit Loans, Inc. (the "Registrant")) to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant on or about July 20, 2005, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


             SIGNATURE                  TITLE                    DATE

/s/ Bruce J. Paradis        Director, President and Chief    July 20, 2005
Bruce J. Paradis            Executive Officer
                           (Principal Executive Officer)

/s/Kenneth M. Duncan        Acting Chief Financial           July 20, 2005
Kenneth M. Duncan           Officer (Principal Financial
                            Officer)

/s/ Ralph T. Flees           Controller (Principal           July 20, 2005
Ralph T. Flees               Accounting Officer)

/s/ David C. Walker          Director                        July 20, 2005
David C. Walker